SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 17, 2011

GLOBECOMM SYSTEMS INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-22839	11-3225567

(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
45 Oser Avenue
Hauppauge, New York 11788
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
(631) 231-9800
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matter to a Vote of Security Holders.
     On November 17, 2011 Globecomm Systems (the “Registrant”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting our stockholders: 1) elected eight directors to serve as directors of the Registrant until the next annual meeting or until their respective successors shall have been elected and qualified; 2) ratified the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending June 30, 2012; 3) approved by an advisory (non-binding) vote, the executive compensation of the Registrant’s named executive officers; and 4) recommended by an advisory (non-binding) vote, that the frequency of holding a (non-binding) vote on the executive compensation of the Registrant’s named executive officers should be held annually.
     The following proposals were voted on at the Annual Meeting with the following results:
Proposal 1. To elect eight directors.

	Shares	Shares	Broker
Name	For	Withheld	Non-Votes
Richard E. Caruso	10,352,796	688,694	2,543,147
Keith A. Hall	10,647,007	394,483	2,543,147
David E. Hershberg	10,646,807	394,683	2,543,147
Harry L. Hutcherson, Jr.	10,607,819	433,671	2,543,147
Brian T. Maloney	10,252,570	788,920	2,543,147
Jack A. Shaw	10,567,985	473,505	2,543,147
A. Robert Towbin	10,306,094	735,396	2,543,147
C. J. Waylan	10,502,273	539,217	2,543,147
Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending June 30, 2012.

Shares	Shares	Shares
For	Against	Abstaining
13,068,859	505,652	10,126
Proposal 3. Advisory (non-binding) vote on executive compensation.

Shares	Shares	Shares	Broker
For	Against	Abstaining	Non-Votes
10,127,212	300,511	613,767	2,543,147
Proposal 4. Advisory (non-binding) vote, regarding the frequency of holding a (non-binding) vote on the executive compensation of the Registrant’s named executive officers.

			Shares
1 Year	2 Years	3 Years	Abstaining
6,262,708	64,834	4,149,550	564,398

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Globecomm Systems Inc. (Registrant)
	By:	/s/ Andrew C. Melfi
		Name:	Andrew C. Melfi
Dated: November 21, 2011		Title:	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)